UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2017

USG Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-8864

Delaware	36-3329400
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 436-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into Material Definitive Agreements.

On May 1, 2017, USG Corporation (the “Company”) entered into the Fifth Amendment and Restatement Agreement (the “Restatement Agreement”), among the Company, certain of the Company’s wholly-owned domestic and Canadian subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and as an issuing bank, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian agent (the “Canadian Agent”), and the lenders party thereto (including as issuing banks), pursuant to which, among other things, (1) the Company’s Fourth Amended and Restated Credit Agreement, dated as of October 22, 2014 (as amended (x) pursuant to that certain letter agreement dated as of December 13, 2016 to reduce the maximum borrowing limit thereunder from $450 million to $180 million and (y) by that certain Amendment No. 1 thereto dated as of January 27, 2017 to amend certain covenant trigger thresholds (each as previously disclosed), the “Existing Credit Agreement”), was amended and restated in its entirety (as attached in an exhibit thereto) as the Fifth Amended and Restated Credit Agreement, dated as of May 1, 2017 (the “Restated Credit Agreement”), among the Company, as the “U.S. Borrower,” CGC Inc., a New Brunswick corporation and wholly-owned indirect subsidiary of the Company, as the “Canadian Borrower,” the Administrative Agent, the Canadian Agent, the lenders and issuing banks party thereto and Bank of America, N.A. and Wells Fargo Bank, National Association, as co-syndication agents and (2) certain provisions of (x) that certain Amended and Restated Guarantee Agreement dated as of October 22, 2014 (the “Existing Guarantee Agreement”), among the Company, the Canadian Borrower, the U.S. subsidiaries of the Company identified therein (the “U.S. Guarantors”) and the Canadian subsidiaries of the Company identified therein (the “Canadian Guarantors”) and the Administrative Agent and (y) that certain U.S. Pledge and Security Agreement dated as of January 7, 2009 (as amended as of October 22, 2014, and as further amended, supplemented or otherwise modified prior to the date hereof, the “Existing U.S. Security Agreement”) among the Company, the U.S. Guarantors party thereto and the Administrative Agent, in each case, are amended as provided therein and such agreements, as so amended, are ratified and reaffirmed by the parties thereto.

In addition, on May 1, 2017, the Canadian Borrower and the Administrative Agent entered into that certain Canadian Amendment and Reaffirmation Agreement (the “Canadian Reaffirmation Agreement”), pursuant to which that certain Canadian Pledge and Security Agreement dated as of October 22, 2014 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Canadian Security Agreement”), among the Canadian Borrower, the Canadian Guarantors from time to time party thereto and the Administrative Agent, is amended as provided therein and such agreement, as so amended, is ratified and reaffirmed by the parties thereto.

Pursuant to the Restated Credit Agreement, the Lenders agree (subject to the terms thereof) to make available to the Company a revolving line of credit up to a maximum borrowing limit of $220 million (up from $180 million under the Existing Credit Agreement) at any time outstanding (including a $50 million borrowing sublimit for the Canadian Borrower). The Company’s obligations under the Restated Credit Agreement are guaranteed by the Company’s material domestic subsidiaries and certain other designated domestic subsidiaries (the “U.S Guarantors” and together with the Company, the “U.S. Loan Parties”) and the U.S. Loan Parties’

obligations are secured by liens in favor of the Administrative Agent on the trade receivables and inventory of the Company and the other U.S. Loan Parties. The Canadian Borrower’s obligations under the Restated Credit Agreement are guaranteed by the Company’s material Canadian subsidiaries (the “Canadian Guarantors” and together with the Canadian Borrower, the “Canadian Loan Parties”) and the Canadian Loan Parties’ obligations are secured by liens in favor of the Administrative Agent on their trade receivables and inventory. The Canadian Loan Parties do not guaranty, nor do their assets secure, any obligations of Company or the U.S. Loan Parties under the Restated Credit Agreement or the Existing Guarantee Agreement.

The Restated Credit Agreement allows for (x) the borrowing of revolving loans (the “Revolving Loans”) to the Company and its subsidiaries in an aggregate principal amount not to exceed $220 million at any time outstanding (the “Revolving Commitment”), of which up to a maximum of $50 million at any time outstanding may be borrowed by the Canadian Borrower (the “Canadian Sublimit”) and (y) issuance of letters of credit of up to a maximum of $70 million at any time outstanding, in aggregate, of which up to a maximum of $5 million at any time outstanding can be issued and outstanding for the benefit of the Canadian Borrower and its subsidiaries. Pursuant to the Restated Credit Agreement, the maximum principal amount of Revolving Loans and letters of credit that may be borrowed by and/or be issued in favor of the Company at any time (the aggregate outstanding amount of which at any time being referred to as the “U.S. Revolving Exposure”) may not exceed an amount equal to the lesser of (1) the Revolving Commitment at such time (less the sum of the outstanding principal balance of the Revolving Loans and letters of credit made and/or issued to or for the account of the Canadian Borrower at such time, such sum being the “Canadian Revolving Exposure”) and (2) the excess of (a) a borrowing base equal to (i) the sum of specified percentages of the aggregate eligible trade receivables and inventory of the U.S. Loan Parties (as such percentages and eligibility criteria are more fully described in the Restated Credit Agreement), minus (ii) certain reserves established from time to time by the Administrative Agent (such difference being the “U.S. Borrowing Base”), minus (b) the amount, if any, by which the Canadian Revolving Exposure exceeds the Canadian Borrowing Base (as defined below) at such time. The maximum principal amount of Revolving Loans and letters of credit that may be borrowed by and/or be issued in favor of the Canadian Borrower at any time may not exceed an amount equal to the lesser of (1) $50 million and (2) the sum of (a) a borrowing base equal to (i) the sum of specified percentages of the aggregate eligible trade receivables and inventory of the Canadian Loan Parties (as such percentages and eligibility criteria are more fully described in the Restated Credit Agreement), minus (ii) certain reserves established from time to time by the Administrative Agent (such difference being the “Canadian Borrowing Base”), plus (b) the excess, if any, of the U.S. Borrowing Base, minus the U.S. Revolving Exposure at such time. At no time however can the sum of the U.S. Revolving Exposure and the Canadian Revolving Exposure exceed the Revolving Commitment as in effect at such time.

The Revolving Commitment may be increased from time to time at the request of the Company and with the agreement of the lenders agreeing to provide increased or new lending commitments, provided that the Revolving Commitment after giving effect to any such increase may not exceed $450 million. Any such increases are required to be in minimum increments of $10 million or multiples of $1 million in excess thereof. Additionally, the Revolving Commitment (and/or the Canadian Sublimit) may be reduced from time to time (but not below the U.S. Revolving Exposure or the Canadian Revolving Exposure, as applicable, at such time) at the request of the Company. Any such decreases are required to be in minimum increments of $5 million or multiples of $1 million in excess thereof.

The Revolving Loans made to the Company or, if denominated in U.S. dollars, to the Canadian Borrower, will bear interest either (x) at a floating rate based upon the Alternate Base Rate (as defined in the Restated Credit Agreement) plus a margin ranging from 0 to 50 basis points or (y) at the option of the Company (or, if applicable, the Canadian Borrower), the Adjusted LIBO Rate (as defined in the Restated Credit Agreement) plus a margin ranging from 100 to 150 basis points. The Revolving Loans made to the Canadian Borrower in Canadian Dollars will bear interest either (x) at a floating rate based upon the Canadian Prime Rate (as defined in the Restated Credit Agreement) plus a margin ranging from 0 to 50 basis points or (y) at the option of the Canadian Borrower, CDOR (as defined in the Restated Credit Agreement) plus a margin ranging from 100 to 150 basis points. The applicable margins are determined based upon the Company’s average daily excess borrowing availability (“Excess Availability”) (as defined in the Restated Credit Agreement) as a percentage of the Revolving Commitment, in each case, for the immediately preceding calendar month.

A letter of credit fee will accrue for the benefit of the Lenders on the undrawn face amount of each letter of credit issued (or deemed issued) under the Restated Credit Agreement at a per annum rate equal to the applicable margin then applicable to the Revolving Loans bearing interest at the Adjusted LIBO rate and CDOR rate. In addition, the applicable issuing bank will be entitled to a fronting fee in respect of each letter of credit it issues in an amount equal to 12.5 basis points per annum of the aggregate undrawn face amount thereof while such letter of credit remains outstanding. The Company is also required to pay for the benefit of the Lenders a quarterly fee of 0.25% per annum on the average daily unused amount of Revolving Commitment during such quarter.

The Restated Credit Agreement also provides for a revolving swingline loan subfacility for the Company of up to $20 million (subject to the limitations on overall U.S. Revolving Exposure described above). All swingline loans will bear interest at the Alternate Base Rate plus the applicable margin as described above. In addition, the Restated Credit Agreement also provides for Revolving Loans that, at the request of the Company or the Canadian Borrower and in the Administrative Agent’s sole discretion, result in borrowings that exceed the maximum allowable borrowings under the Restated Credit Agreement (but in no event, in excess of the Revolving Commitment, “Overadvances”). Overadvances may not exceed $25 million in the aggregate at any time outstanding, may not remain outstanding for more than 30 days and will bear interest at the Alternative Base Rate (if denominated in U.S. dollars) or the Canadian Prime Rate (if denominated in Canadian dollars), plus the otherwise applicable margin, plus 2% per annum.

The Company and the Canadian Borrower may prepay the Revolving Loans under the Restated Credit Agreement in its discretion without premium or penalty (other than breakage (if any), to the extent applicable). The Restated Credit Agreement is scheduled to terminate on May 1, 2022.

The Restated Credit Agreement contains a financial covenant that would require the Company to maintain a minimum fixed charge coverage ratio of not less than 1.0 to 1.0 at any time that Excess Availability is less than an amount equal to 10% of the lesser of (a) the aggregate Revolving Commitment at such time and (b) the sum of the U.S. Borrowing Base and the Canadian Borrowing Base at such time. The Company would be required to continue to comply with such financial covenant until Excess Availability exceeds such minimum amount for 30 consecutive calendar days thereafter.

As of March 31, 2017, after giving effect to the Restated Credit Agreement, the Company had $183 million of excess availability, including $50 million for the Canadian Borrower, and no borrowings and $37 million of outstanding letters of credit thereunder.

The Restated Credit Agreement also contains customary representations and warranties and usual and customary affirmative and negative covenants that, among other things, restrict the Company’s and certain of its subsidiaries’ ability, in certain circumstances, to (1) incur certain indebtedness, (2) create certain liens, (3) merge or consolidate with certain entities, (4) engage in any business other than business of the type or reasonably related to the type conducted on the date of the Restated Credit Agreement, (5) sell, transfer, lease or otherwise dispose of all or substantially all of their assets, (6) issue or sell equity interests of certain of the Company’s subsidiaries, (7) make certain investments, loans or advances, (8) engage in certain sale-leaseback transactions, (9) enter into certain swap or similar agreements, (10) make certain dividends, distributions, repurchases and other restricted payments and (11) engage in certain affiliate transactions. The Restated Credit Agreement also contains certain customary events of default, including, but not limited to, the failure to make required payments, material breaches of representations or warranties, the failure to observe certain covenants or agreements, the failure to pay or the occurrence of a default under certain other material indebtedness, the failure to maintain the guarantee pursuant to the Existing Guarantee Agreement in effect, certain adverse material monetary judgments, bankruptcy, insolvency and a change of control. The obligations (including the borrowings) under the Restated Credit Agreement are subject to acceleration upon the occurrence of events of default.

All obligations and liabilities of the Loan Parties under the Restated Credit Agreement and/or the Existing Guarantee Agreement, as applicable, are secured (i) in the case of the Company and the U.S. Guarantors, pursuant to that certain Existing U.S. Security Agreement, pursuant to which the Company and such U.S. Guarantors granted to the Administrative Agent liens on and security interests in all of their respective trade receivables and inventory, and proceeds in respect thereof, and all related deposit accounts as collateral for borrowings by and other obligations of the Company and the Canadian Borrower under the Restated Credit Agreement and the obligations of the U.S. Loan Parties and the Canadian Loan Parties under the Existing Guarantee Agreement and (ii) in the case of the Canadian Borrower (and, any Canadian Guarantors from time to time existing), pursuant to the Existing Canadian Security Agreement, pursuant to which the Canadian Borrower and the Canadian Guarantors from time to time parties thereto granted to the Administrative Agent liens on and security interest in all of their respective Canadian trade receivables and inventory, and proceeds in respect thereof, and all related deposit accounts as collateral for borrowings by and other obligations of the Canadian Borrower under the Restated Credit Agreement and the obligations of the Canadian Loan Parties under the Existing Guarantee Agreement.

Copies of the Restatement Agreement, the Restated Credit Agreement and the Canadian Reaffirmation Agreement are filed as Exhibits to this Current Report on Form 8-K. Copies of the Existing Guarantee Agreement, the Existing U.S. Security Agreement and the Existing Canadian Security Agreement are filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The foregoing descriptions of the Restatement Agreement, the Restated Credit Agreement, the Canadian Reaffirmation Agreement, the Existing Guarantee Agreement, the Existing U.S. Security Agreement and the Existing Canadian Security Agreement are qualified in their entirety by reference to the full text of such documents.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K relating to the Restated Credit Agreement is incorporated herein by reference.

Section 8 – Other Events

Item 8.01	Other Events.

On May 1, 2017, the Company issued a press release announcing that it has launched a private offering of $500 million aggregate principal amount of senior notes. A copy of the press release, which was issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Also on May 1, 2017, the Company issued a press release announcing that it has commenced a cash tender offer for any and all of its outstanding 7.75% Senior Notes due 2018. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 – Fifth Amendment and Restatement Agreement, dated as of May 1, 2017, among the Company, certain of the Company’s wholly-owned domestic and Canadian subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent and as an issuing bank, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian agent, and the lenders and issuing banks party thereto

Exhibit 10.2 – Fifth Amended and Restated Credit Agreement, dated as of May 1, 2017, among the Company, as the “U.S. Borrower,” CGC Inc., a New Brunswick corporation and wholly-owned indirect subsidiary of the Company, as the “Canadian Borrower,” JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian agent, the lenders and issuing banks party thereto and Bank of America, N.A. and Wells Fargo Bank, National Association, as co-syndication agents

Exhibit 10.3 – Canadian Amendment and Reaffirmation Agreement, dated as of May 1, 2017, by and between CGC Inc. and JPMorgan Chase Bank, N.A.

Exhibit 99.1 – USG Corporation press release dated May 1, 2017

Exhibit 99.2 – USG Corporation press release dated May 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

Date: May 1, 2017	By:	/s/ Matthew F. Hilzinger
Matthew F. Hilzinger,
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Fifth Amendment and Restatement Agreement, dated as of May 1, 2017, among the Company, certain of the Company’s wholly-owned domestic and Canadian subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent and as an issuing bank, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian agent, and the lenders and issuing banks party thereto

10.2	Fifth Amended and Restated Credit Agreement, dated as of May 1, 2017, among the Company, as the “U.S. Borrower,” CGC Inc., a New Brunswick corporation and wholly-owned indirect subsidiary of the Company, as the “Canadian Borrower,” JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian agent, the lenders and issuing banks party thereto and Bank of America, N.A. and Wells Fargo Bank, National Association, as co-syndication agents

10.3	Canadian Amendment and Reaffirmation Agreement, dated as of May 1, 2017, by and between CGC Inc. and JPMorgan Chase Bank, N.A.

99.1	USG Corporation press release dated May 1, 2017

99.2	USG Corporation press release dated May 1, 2017